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                            SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: March 25, 2009

                             Franklin Wireless Corp.
             (Exact name of registrant as specified in its charter)

          Nevada                      0-11616                95-3733534
 (State or other jurisdiction      (Commission             (IRS Employer
      of incorporation)             File Number)         Identification No.)

               5440 Morehouse Dr., Suite 1000, San Diego, CA 92121
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (858) 623-0000

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SECTION 4 -MATTERS RELATING TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02(A) NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

            On March 25, 2009, the Board of Directors of the Company concluded, based on the recommendation of management, that the Company's financial statements in its Annual Report on Form 10-K for the year ended June 30, 2008, as filed with the Securities and Exchange Commission, should be restated to correct errors relating to the following:

            1. The Company had classified highly liquid investments purchased with original maturities of six months or less to be cash equivalents. Paragraph 8 of SFAS No. 95 permits only highly liquid investments with original maturities of three months or less to be classified as cash equivalents. In the Amendment to the 10-K, only highly liquid investments with original maturities of three months or less will be classified as cash equivalents, consistent with Paragraph 8 of SFAS No. 95. This was already corrected in subsequent Quarterly Reports on Form 10-Q.

            2. In accordance with EITF 01-9, the Company recognized as expenses a total of $218,000 incurred under marketing development fund arrangements, which were included as advertising and marketing costs reflected in Note 3 of the Notes to Financial Statements. In the Amendment to the 10-K, the sales commissions, which were also included as advertising and marketing costs and reflected in Note 3, will be separately stated to avoid confusion with the marketing development fund arrangements.

            3. Note 14 in the 10-K will be amended to provide extended disclosure on the Company's current policy on recognizing deferred tax assets and to identify the reason for the fully established valuation allowance.

            4. The table summarizing the components of the Company's income tax expense in Note 14 of the Financial Statements included in the Annual Report on Form 10-K will be revised to report separately the benefits of operating loss carryforwards, pursuant to Paragraph 45e of SFAS No. 109.

            5. The 10-K will be amended to provide the disclosure required pursuant to Paragraph 47 of SFAS No. 109.

            Management has discussed these matters with Choi, Kim & Park, LLP, the Company's independent registered public accountants. The Company intends to file an Amendment to its Annual Report on Form 10-K for the year ended June 30, 2008 to include these disclosures.

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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 27, 2009
                                             Franklin Wireless Corp.


                                             By: /s/ OC Kim
                                                 ------------------------------
                                                 OC Kim, President